Exhibit 99.1

SOLARWINDOW EXPANDS U.S. OPERATIONS TO ASIA

AND STRENGTHENS MANAGEMENT TEAM

Vestal, NY; Seoul, South Korea – October 5, 2020 – SolarWindow Technologies, Inc. (Symbol: WNDW), developer of transparent electricity-generating coatings for glass and plastics, today announced corporate expansion of its US operations through newly established commercial development offices in South Korea, repeatedly ranked number one in the worldwide Bloomberg Innovation Index and a leading country in advanced manufacturing of new technologies and products.

Only a few weeks ago, we demonstrated our largest and most transparent SolarWindow™ glass panes generating electricity from sunlight and artificial indoor light,” stated Mr. Jay S. Bhogal, CEO and President of SolarWindow. “This milestone achievement spurred today’s expansion of our operations and cross-functional business teams in the United States and Korea.”

The Company’s newly formed Asia business unit with its strategic hires and expanded operations places SolarWindow in a geography that is home to some of the world’s most advanced-technology manufacturers of next-generation building materials, electric vehicles and commercial transportation systems, and consumer electronics -- a natural fit with the Company’s proprietary LiquidElectricity™ coatings for films, glass, and plastics.

“With this expansion, SolarWindow taps into high tech manufacturing in new markets while strengthening our position as a Made-in-America energy solution with global implications,” continued Mr. Bhogal. “With rising global demand for efficient, sustainable, and cost-competitive solutions, now is the time to apply our proprietary clean energy source -- the application of our LiquidElectricity™ coatings -- to flat window glass and to products far beyond.”

Bridging US & Asia Business Development: Ms. Alexandra Musk

Bridging U.S. and Asian SolarWindow offices is newly appointed Associate VP Brand & Business Development, Ms. Alexandra Musk, who brings a family legacy of innovative, sustainable ventures in renewable energy and electric vehicles.

Based in California, Ms. Musk is responsible for global brand development, and outreach to strategic technology partners, manufacturers, and industry leaders. Her experience with brand positioning, business development, and industry engagement spans Europe, Africa, South America and the United States.

SolarWindow Asia Leadership: Mr. John Rhee

Working from the Company’s new offices in Seoul, South Korea, and currently serving as a SolarWindow Board Member, Mr. John Rhee, now additionally assumes executive leadership of the Company’s Asian operations, a wholly-owned subsidiary of U.S. based SolarWindow Technologies, Inc.

Notably, Mr. Rhee is a Founding Partner of a successful social impact investment company serves on the Investment Committee of the Barbara Bush Foundation and held the position of Chief Financial Officer of the Nobel Sustainability Trust.

Previously, Mr. Rhee was Executive Director at the SoftBank Alternative Investment and Venture Fund, and today is a global leader in sustainability with a long history of philanthropy.

Award Winning Engineering & Global Operations Expertise: James Shin, Joseph Song

Supporting Mr. John Rhee and SolarWindow Asia offices and operations are:

Mr. James Shin, Director of Engineering is a much sought-after and award-winning developer of semiconductor control processes, manufacturing systems and strategies. He is an accomplished electrical and mechatronics engineer, with specialty expertise in advanced semiconductor manufacturing.

Mr. Shin serves as a key member of the South Korean government's technology evaluation committee specializing in robotic production systems, and is the recipient of a prestigious achievement award from the Ministry of Science, ICT, and Future Planning division.

Mr. James Shin is a licensed electronics engineer. He holds a Master’s Degree in Technology Management from Korea University. He also holds a dual Master’s and Bachelor’s degree in Mechatronics Engineering from the Seoul National University of Technology.

Reporting to Mr. Rhee in Asia and Mr. John Conklin CTO SolarWindow, Mr. Shin leads all SolarWindow Asia engineering and product development collaborations.

Mr. Joseph Song, Director of Operations brings expertise with venture and private equity investments in renewable energy and business operations, having supported over $1B of strategic investments and previously served as divisional Director of a $3 billion American manufacturer with over 7,000 employees.

Mr. Song’s experience includes the launch of a new product which achieved revenues of over $200M per year, and worked to establish a $100M manufacturing operation for expansion into Asian markets.

Born, raised and educated in the United States, Mr. Joseph Song earned his MBA from Emory University, undergraduate degree in Finance from the University of Tennessee, and a Korean language degree from Yonsei University.

A New Generation of Self-Charging Products

“Our mandate is to expand beyond windows by applying our electricity-generating coatings to glass and plastics to electrify a brand-new generation of self-charging products,” stated Mr. John Rhee, CEO, SolarWindow Asia.

“Not only do we have a patented energy source, but we have the capital, and now the executive leadership team and geographic reach to accomplish our mission of driving SolarWindow to market,” concluded Mr. Rhee.

Electricity-generating glass windows and products were first conceived by Mr. Harmel S. Rayat, who relinquished his position as Director and Chairman of the Board on October 1, 2020. Mr. Rayat’s $30 million-plus capital investment over the years has fueled numerous SolarWindow technical achievements, leading to today’s expansion.

“My goals in funding SolarWindow were to enable growth while ushering-in a new generation of entrepreneurial leadership and talented management, and these have been achieved” stated outgoing Chairman, Mr. Harmel S. Rayat.

“I’m proud of our many accomplishments over the years, and am excited that the expansion of our American operations to Asia marks the beginning of a new and exciting chapter at SolarWindow. As the majority shareholder, I remain an ardent supporter and am committed to the future success of SolarWindow as I now devote more time to my family office,” stated Mr. Rayat.

“We wish Mr. Rayat success and are grateful for his commitment to continue supporting SolarWindow as he has for more than a decade,” stated Mr. Bhogal.

SolarWindow CEO, President, and Director, Mr. Jay S. Bhogal, assumes Chairmanship on the Company’s Board. Concurrently, Mr. Joseph Sierchio, Company General Counsel, has been appointed a Director on the Board, a position he previously held for nearly a decade.

ABOUT SOLARWINDOW

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) is a developer of transparent LiquidElectricity™ coatings that generate electricity when deposited onto glass or plastic. When applied to otherwise ordinary glass, for example, these coatings generate electricity, producing power under natural, artificial, low, shaded, and reflected light conditions.

The subject of over 90 granted and in-process trademark and patent filings, SolarWindow coatings and technologies can be applied to generate electricity on building facades, balcony railings, curtain walls, skylights, and shading systems, as well as automotive, truck, marine and aircraft applications, and consumer products and military uses.

SolarWindow operations include: Cooperative Research and Development Agreements with the U.S. Department of Energy’s National Renewable Energy Laboratories in the United States; and, executive management and operations primarily supported by contract partners and service providers, suppliers, and part-time and full-time contract staff, and Advisors in the United States, Canada, and South Korea.

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Social Media Disclaimer and Forward-Looking Statements

SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company’s products, technical problems with the company’s research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.